Exhibit 99.1

NEWS RELEASE For immediate release Christy McElroy 904 598 7616 ChristyMcElroy@regencycenters.com

Regency Centers Reports Third Quarter 2020 Results and Provides Business Update

Related to the COVID-19 Pandemic

JACKSONVILLE, FL (November 5, 2020) – Regency Centers Corporation (“Regency” or the “Company”) today reported financial and operating results for the period ended September 30, 2020, and provided a  business update related to the COVID-19 pandemic.

Third Quarter 2020 Highlights

•	For the three months ended September 30, 2020, Net Income Attributable to Common Stockholders (“Net Income”) of $0.07 per diluted share.
•	For the three months ended September 30, 2020, Nareit Funds From Operations (“Nareit FFO”) of $0.60 per diluted share.
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Same property Net Operating Income (“NOI”), excluding termination fees, declined by 15.2%, as compared to the three months ended September 30, 2019, driven by a higher rate of uncollectible lease income related to the COVID-19 pandemic.

•	As of September 30, 2020, the same property portfolio was 93.4% leased.
•	Total comparable leasing volume of 1.4 million square feet of new and renewal leases, with trailing twelve month rent spread of +5.7%.
•	At September 30, 2020, net debt-to-operating EBITDAre ratio on a pro-rata basis was 5.9x.
•	Regency’s Board of Directors (the “Board”) declared a quarterly cash dividend on the Company’s common stock of $0.595 per share.
•	Completed redemption of outstanding $300 million 3.75% Senior Unsecured Notes due 2022.

COVID-19 Business Update Highlights

•	All of the company’s 400+ properties have remained operating during the entirety of the COVID-19 pandemic.
•	As of the end of October, approximately 97% of Regency’s tenants were open based on pro-rata Annual Base Rent (“ABR”).
•	86% of third quarter and 77% of second quarter pro-rata base rent, respectively, were collected through October 31, 2020 (89% and 86%, including executed rent deferral agreements, respectively).
•	87% of October pro-rata base rent was collected through October 31, 2020 (88% including executed rent deferral agreements).

“Regency’s dedicated teams around the country have remained committed to helping our tenants operate safely and successfully,” said Lisa Palmer, President and Chief Executive Officer. “Although there continues to be uncertainty in the current environment, we are encouraged by the increase in retailer confidence and continued resilience of our tenants and shoppers. This is evidenced not only by our significant progress on rent collections and deferral agreements, but also by increased leasing activity over the last quarter.”

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Third Quarter 2020 Results

Regency reported Net Income for the third quarter of $12.7 million, or $0.07 per diluted share, compared to Net Income of $57.0 million, or $0.34 per diluted share, for the same period in 2019.

The Company reported Nareit FFO for the third quarter of $101.7 million, or $0.60 per diluted share, compared to $166.1 million, or $0.99 per diluted share, for the same period in 2019. On a pro-rata basis, Nareit FFO for the third quarter includes a $19.4 million early extinguishment of debt charge related to the September redemption of the 2022 notes, and a charge of $8.3 million for uncollectible straight line rent. The Company reported Core Operating Earnings for the third quarter of $117.4 million, or $0.69 per diluted share, compared to $153.8 million, or $0.91 per diluted share, for the same period in 2019. On a pro-rata basis, both Nareit FFO and Core Operating Earnings for the third quarter include a reduction of $28.5 million for uncollectible lease income, related to uncollected rent due to the COVID-19 pandemic. For additional detail, please refer to page(s) 32 and 33 of the third quarter 2020 supplemental disclosure.

Third quarter same property NOI, excluding termination fees, declined by 15.2% compared to the same period in 2019. The decline in same property NOI in the third quarter of 2020 was driven primarily by a higher rate of uncollectible lease income of $26.1 million in the same property pool, related to uncollected rent due to the COVID-19 pandemic.

As of September 30, 2020, Regency’s wholly-owned portfolio plus its pro-rata share of co-investment partnerships, was 92.9% leased. The same property portfolio was 93.4% leased, a decline of 110 basis points sequentially. Within the same property portfolio, anchor percent leased, which includes spaces greater than or equal to 10,000 square feet, was 96.0%, a decline of 90 basis points sequentially. Same property shop percent leased, which includes spaces less than 10,000 square feet, was 89.1%, a decline of 120 basis points sequentially.

For the three months ended September 30, 2020, Regency executed 1.4 million square feet of comparable new and renewal leases at blended rent spreads of +1.2%. For the trailing twelve months, the Company executed 6.0 million square feet of comparable new and renewal leases at blended rents spreads of +5.7%.

In the third quarter, Regency completed two redevelopment projects with combined pro-rata costs of $9.3 million. As of September 30, 2020, the Company had $238.0 million of in-process developments and redevelopments, with an estimated $102.3 million of remaining costs to complete. In light of the COVID-19 pandemic, the Company continues to evaluate scope, cost, tenancy, timing, and return on investment for all current pipeline projects to determine the most appropriate strategy for each.

Subsequent to third quarter-end, the Company sold Jefferson Square, a 36,000 square foot center located in La Quinta, CA, and Whole Foods at Swampscott, a 38,000 square foot single-tenant building located in Boston, MA. The combined gross sales price totaled $25.3 million.

Business Update Related to the COVID-19 Pandemic

Regency’s 414 shopping centers have remained operating throughout the pandemic and in compliance with government COVID-19 guidelines and mandates. As of October 31, 2020, approximately 97% of the Company’s tenants were open based on pro-rata ABR, although governmental restrictions on specific tenant businesses can change daily.

As of October 31, 2020 the Company had executed rent deferral agreements on over 1,300 leases. For deferrals executed to date, total deferred rent is $30.6 million, representing a weighted average deferral period of 3.0 months, with repayments beginning, on average, in December 2020.

As of October 31, 2020, the Company collected 86% of third quarter pro-rata base rent, and 89% including rent that is subject to executed deferral agreements. The Company collected 87% of October pro-rata base rent, and 88% including rent that is subject to executed deferral agreements. The Company also continues to make progress on second quarter receivables; as of October 31, 2020, the Company collected 77% of second quarter pro-rata base rent, and 86% including rent that is subject to executed deferral agreements.

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Q2, Q3 & October Rent Collections
As of October 31, 2020
			Base Rent Collected

Type*	Tenant Categories	% of Pro-rata ABR (as of 9/30/2020)	Q2	Q3	October
Essential - Retail/Services	Grocers, drugstores, mass merchandisers, banks, pet stores, office supplies, medical, etc.	45%	98%	98%	98%
Essential - Restaurants		18%	71%	79%	79%

Quick Service	Fast food, QSRs, limited service	12%	73%	84%	84%

Full Service	Casual dining, table service, fine dining	6%	66%	70%	69%

Other Retail/Services	Apparel, Personal Service, professional service, fitness, other	37%	55%	76%	79%
Total Portfolio		100%	77%	86%	87%
Total Portfolio Collections Including Executed Deferrals			86%	89%	88%
*	Essential retailers defined as those that supply or provide consumers and essential businesses with any basic necessary goods and services; definition varies across municipalities.

A presentation providing additional information regarding COVID-19 business updates and impacts is posted on the Company’s website at investors.regencycenters.com.

Balance Sheet

Regency maintains its long-standing commitment to balance sheet strength, and has ample financial flexibility amid the evolving impacts of the COVID-19 pandemic. As previously disclosed, on September 2, 2020, the Company redeemed its outstanding $300 million 3.75% Senior Unsecured Notes due 2022, resulting in a $19.4 million early extinguishment of debt charge in the third quarter of 2020. As of September 30, 2020, Regency has immediate liquidity of $1.5 billion, including a cash balance of approximately $281 million and no outstanding balance under its $1.25 billion revolving credit facility.

Regency has no unsecured maturities until 2022, with a net debt-to-operating EBITDAre ratio on a pro-rata basis of 5.9x as of September 30, 2020.

Dividend

On November 4, 2020, Regency’s Board declared a quarterly cash dividend on the Company’s common stock of $0.595 per share. The dividend is payable on January 5, 2021, to shareholders of record as of December 16, 2020.

Guidance

Due to the uncertainty and continuing disruption from COVID-19, the Company is not issuing guidance at this time, but will evaluate resumption of guidance in the future as the impact of COVID-19 on its tenants’ and the Company’s businesses is better understood.

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Conference Call Information

To discuss Regency’s third quarter results and provide further business updates related to COVID-19, management will host a conference call on Friday, November 6, 2020, at 11:00 a.m. ET. Dial-in and webcast information is listed below.

Third Quarter 2020 Earnings Conference Call

Date:Friday, November 6, 2020

Time:11:00 a.m. ET

Dial#:877-407-0789 or 201-689-8562

Webcast:investors.regencycenters.com

Replay

Webcast Archive: Investor Relations page under Events & Webcasts

Non-GAAP Disclosure

We believe these non-GAAP measures provide useful information to our Board of Directors, management and investors regarding certain trends relating to our financial condition and results of operations. Our management uses these non-GAAP measures to compare our performance to that of prior periods for trend analyses, purposes of determining management incentive compensation and budgeting, forecasting and planning purposes.

We do not consider non-GAAP measures an alternative to financial measures determined in accordance with GAAP. The principal limitation of these non-GAAP financial measures is they may exclude significant expense and income items that are required by GAAP to be recognized in our consolidated financial statements. In addition, they reflect the exercise of management’s judgment about which expense and income items are excluded or included in determining these non-GAAP financial measures. In order to compensate for these limitations, reconciliations of the non-GAAP financial measures we use to their most directly comparable GAAP measures are provided. Non-GAAP financial measures should not be relied upon in evaluating the financial condition, results of operations or future prospects of the Company.

Nareit FFO is a commonly used measure of REIT performance, which the National Association of Real Estate Investment Trusts (“Nareit”) defines as net income, computed in accordance with GAAP, excluding gains on sale and impairments of real estate, net of tax, plus depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. Regency computes Nareit FFO for all periods presented in accordance with Nareit's definition. Since Nareit FFO excludes depreciation and amortization and gains on sales and impairments of real estate, it provides a performance measure that, when compared year over year, reflects the impact on operations from trends in occupancy rates, rental rates, operating costs, acquisition and development activities, and financing costs. This provides a perspective of the Company’s financial performance not immediately apparent from net income determined in accordance with GAAP. Thus, Nareit FFO is a supplemental non-GAAP financial measure of the Company's operating performance, which does not represent cash generated from operating activities in accordance with GAAP; and, therefore, should not be considered a substitute measure of cash flows from operations. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO.

Core Operating Earnings is an additional performance measure that excludes from Nareit FFO: (i) transaction related income or expenses; (ii) gains or losses from the early extinguishment of debt; (iii) certain non-cash components of earnings derived from above and below market rent amortization, straight-line rents, and amortization of mark-to-market of debt adjustments; and (iv) other amounts as they occur. The Company provides a reconciliation of Net Income to Nareit FFO to Core Operating Earnings.

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Reconciliation of Net Income Attributable to Common Stockholders to Nareit FFO and Core Operating

Earnings - Actual (in thousands)

For the Periods Ended September 30, 2020 and 2019	Three Months Ended		Year to Date
	2020	2019	2020	2019
Reconciliation of Net Income to Nareit FFO:

Net Income Attributable to Common Stockholders	$12,688	56,965	$6,402	199,139
Adjustments to reconcile to Nareit Funds From Operations (1):
Depreciation and amortization (excluding FF&E)	92,188	98,951	281,576	303,617
Goodwill impairment	-	-	132,128	-
Gain on sale of real estate	(3,235)	(869)	(48,651)	(40,331)
Provision for impairment of real estate	—	10,886	1,014	22,999
Exchangeable operating partnership units	57	157	29	456
Nareit Funds From Operations	$101,698	166,090	$372,498	485,880

Reconciliation of Nareit FFO to Core Operating Earnings:

Nareit Funds From Operations	$101,698	166,090	$372,498	485,880
Adjustments to reconcile to Core Operating Earnings (1):
Early extinguishment of debt	19,358	1,391	19,358	11,982
Interest on bonds for period from notice to redemption	-	-	-	367
Straight line rent	(4,098)	(3,915)	(11,828)	(12,444)
Uncollectible straight line rent	8,316	1,450	31,574	5,304
Above/below market rent amortization, net	(7,546)	(10,858)	(30,433)	(30,833)
Debt premium/discount amortization	(303)	(395)	(1,115)	(1,381)
Core Operating Earnings	$117,425	153,763	$380,054	458,875

Weighted Average Shares For Diluted Earnings per Share	169,970	167,944	169,356	167,834

Weighted Average Shares For Diluted FFO and Core Operating Earnings per Share	170,735	168,350	170,121	168,203
(1)	Includes Regency's consolidated entities and its pro-rata share of unconsolidated co-investment partnerships, net of pro-rata share attributable to noncontrolling interests.

Same property NOI is a key non-GAAP measure used by management in evaluating the operating performance of Regency’s properties. The Company provides a reconciliation of Net Income Attributable to Common Stockholders to pro-rata same property NOI.

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Reconciliation of Net Income Attributable to Common Stockholders to Pro-Rata Same Property NOI – Actual (in thousands)

For the Periods Ended September 30, 2020 and 2019	Three Months Ended		Year to Date
	2020	2019	2020	2019
Net Income Attributable to Common Stockholders	$12,688	56,965	$6,402	199,139
Less:
Management, transaction, and other fees	(6,142)	(7,353)	(19,084)	(21,768)
Other(1)	(4,982)	(14,769)	(17,368)	(42,097)
Plus:
Depreciation and amortization	84,808	91,856	259,161	282,639
General and administrative	19,582	16,705	54,489	56,722
Other operating expense	1,208	1,819	5,025	4,486
Other expense	54,869	38,373	220,933	115,750
Equity in income of investments in real estate excluded from NOI (2)	14,527	25,354	46,888	31,699
Net income attributable to noncontrolling interests	622	979	1,699	2,988
NOI	177,180	209,929	558,145	629,558

Less non-same property NOI (3)	(6,271)	(9,464)	(21,787)	(24,765)

Same Property NOI	$170,909	200,465	$536,358	604,793

Same Property NOI without Termination Fees	$169,602	200,079	$530,926	602,946

Same Property NOI without Termination Fees or Redevelopments	$154,712	180,906	$482,122	545,064
(1)	Includes straight-line rental income and expense, net of reserves, above and below market rent amortization, other fees, and noncontrolling interests.
(2)

Includes non-NOI expenses incurred at our unconsolidated real estate partnerships, such as, but not limited to, straight-line rental income, above and below market rent amortization, depreciation and amortization, interest expense, and real estate gains and impairments.

(3)	Includes revenues and expenses attributable to Non-Same Property, Projects in Development, corporate activities, and noncontrolling interests.

Reported results are preliminary and not final until the filing of the Company’s Form 10-Q with the SEC and, therefore, remain subject to adjustment.

The Company has published forward-looking statements and additional financial information in its third quarter 2020 supplemental information package that may help investors estimate earnings for 2020. A copy of the Company’s third quarter 2020 supplemental information will be available on the Company's website at https://investors.regencycenters.com/ or by written request to: Investor Relations, Regency Centers Corporation, One Independent Drive, Suite 114, Jacksonville, Florida, 32202. The supplemental information package contains more detailed financial and property results including financial statements, an outstanding debt summary, acquisition and development activity, investments in partnerships, information pertaining to securities issued other than common stock, property details, a significant tenant rent report and a lease expiration table in addition to earnings and valuation guidance assumptions. The information provided in the supplemental package is unaudited and includes non-GAAP measures, and there can be no assurance that the information will not vary from the final information in the Company’s Form 10-Q for the quarter ended September 30, 2020. Regency may, but assumes no obligation to, update information in the supplemental package from time to time.

About Regency Centers Corporation (NASDAQ: REG)

Regency Centers is the preeminent national owner, operator, and developer of shopping centers located in affluent and densely populated trade areas. Our portfolio includes thriving properties merchandised with highly productive grocers, restaurants, service providers, and best-in-class retailers that connect to their neighborhoods, communities, and customers. Operating as a fully integrated real estate company, Regency Centers is a qualified real estate investment trust (REIT) that is self-administered, self-managed, and an S&P 500 Index member. For more information, please visit RegencyCenters.com.

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Forward-Looking Statements

Certain statements in this document regarding anticipated financial, business, legal or other outcomes including business and market conditions, outlook and other similar statements relating to Regency’s future events, developments, or financial or operational performance or results, are “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 and other federal securities laws. These forward-looking statements are identified by the use of words such as “may,” “will,” “should,” “expect,” “estimate,” “believe,” “intend,” “forecast,” “anticipate,” “guidance,” and other similar language. However, the absence of these or similar words or expressions does not mean a statement is not forward-looking. While we believe these forward-looking statements are reasonable when made, forward-looking statements are not guarantees of future performance or events and undue reliance should not be placed on these statements. Although we believe the expectations reflected in any forward-looking statements are based on reasonable assumptions, we can give no assurance these expectations will be attained, and it is possible actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties.

Our operations are subject to a number of risks and uncertainties including, but not limited to, those listed below. When considering an investment in our securities, you should carefully read and consider these risks, together with all other information in our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and our other filings and submissions to the SEC, which provide much more information and detail on the risks described below. If any of the events described in the following risk factors actually occur, our business, financial condition or operating results, as well as the market price of our securities, could be materially adversely affected. Forward-looking statements are only as of the date they are made, and Regency undertakes no duty to update its forward-looking statements except as required by law. These risks and events include, without limitation:

Risk Factors Related to the COVID-19 Pandemic

Pandemics or other health crises, such as the current COVID-19 pandemic, may adversely affect our tenants’ financial condition, the profitability of our properties, our access to the capital markets and could have a material adverse effect on our business, results of operations, cash flows and financial condition.

Risk Factors Related to the Retail Industry

Economic and market conditions may adversely affect the retail industry and consequently reduce our revenues and cash flow, and increase our operating expenses; Shifts in retail sales and delivery methods between brick and mortar stores, e-commerce, home delivery, and curbside pick-up may adversely impact our revenues and cash flows; Changing economic and detail market conditions in geographic areas where our properties are concentrated may reduce our revenues and cash flow; Our success depends on the success and continued presence of “anchor” tenants; A significant percentage of our revenues are derived from smaller “shop space” tenants and our net income may be adversely impacted if our smaller shop tenants are not successful; We may be unable to collect balances due from tenants in bankruptcy.

Risk Factors Related to Real Estate Investments and Operations

We are subject to numerous laws and regulations that may adversely affect our operations or expose us to liability; Our real estate assets may decline in value and be subject to impairment losses which may reduce our net income; We face risks associated with development, redevelopment and expansion of properties; We face risks associated with the development of mixed-use commercial properties; We face risks associated with the acquisition of properties; We face risks if we expand into new markets; We may be unable to sell properties when desired because of market conditions; Certain of the properties in our portfolio are subject to ground leases; if we are unable to renew a ground lease, purchase the fee simple interest, or are found to be in breach of a ground lease, we may be adversely affected; Climate change may adversely impact our properties directly and may lead to additional compliance obligations and costs as well as additional taxes and fees; Geographic concentration of our properties makes our business more vulnerable to natural disasters, severe weather conditions and climate change; An uninsured loss or a loss that exceeds the insurance coverage on our properties may subject us to loss of capital and revenue on those properties; Loss of our key personnel may adversely affect our business and

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operations; We face competition from numerous sources, including other REITs and other real estate owners; Costs of environmental remediation may reduce our cash flow available for distribution to stock and unit holders; Compliance with the Americans with Disabilities Act and fire, safety and other regulations may require us to make unexpected expenditures; The unauthorized access, use, theft or destruction of tenant or employee personal, financial or other data or of Regency’s proprietary or confidential information stored in our information systems or by third parties on our behalf could impact our reputation and brand and expose us to potential liability and loss of revenues.

Risk Factors Related to Our Partnership and Joint Ventures

We do not have voting control over all of the properties owned in our co-investment partnerships and joint ventures, so we are unable to ensure that our objectives will be pursued; The termination of our partnerships may adversely affect our cash flow, operating results, and our ability to make distributions to stock and unit holders.

Risk Factors Related to Funding Strategies and Capital Structure

Our ability to sell properties and fund acquisitions and developments may be adversely impacted by higher market capitalization rates and lower NOI at our properties which may dilute earnings; We may acquire properties or portfolios of properties through tax-deferred contribution transactions, which may result in stockholder dilution and limit our ability to sell such assets; We depend on external sources of capital, which may not be available in the future on favorable terms or at all; Our debt financing may adversely affect our business and financial condition; Covenants in our debt agreements may restrict our operating activities and adversely affect our financial condition; Increases in interest rates would cause our borrowing costs to rise and negatively impact our results of operations; Hedging activity may expose us to risks, including the risks that a counterparty will not perform and that the hedge will not perform and that the hedge will not yield the economic benefits we anticipate, which may adversely affect us; The interest rates on our Unsecured Credit facilities as well as on our variable rate mortgages and interest rate swaps might change based on changes to the method in which LIBOR or its replacement rate is determined.

Risk Factors Related to our Company and the Market Price for Our Securities

Changes in economic and market conditions may adversely affect the market price of our securities; There is no assurance that we will continue to pay dividends at historical rates; Enhanced focus on corporate responsibility and sustainability, specifically related to environmental, social and governance matters, may impose additional costs and expose us to new risks.

Risk Factors Related to Laws and Regulations

If the Parent Company fails to qualify as a REIT for federal income tax purposes, it would be subject to federal income tax at regular corporate rates; Recent changes to the U.S. tax laws may have a significant negative impact on the overall economy, our tenants, our investors, and our business; Dividends paid by REITs generally do not qualify for reduced tax rates; Certain foreign stockholders may be subject to U.S. federal income tax on gain recognized on a disposition of our common stock if we do not qualify as a “domestically controlled” REIT; Legislative or other actions affecting REITs may have a negative effect on us; Complying with REIT requirements may limit our ability to hedge effectively and may cause us to incur tax liabilities; Restrictions on the ownership of the Parent Company's capital stock to preserve its REIT status may delay or prevent a change in control; The issuance of the Parent Company's capital stock may delay or prevent a change in control.

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